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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                             -----------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                DECEMBER 13, 1999

                                 Date of Report
                        (Date of earliest event reported)

                           HUMAN GENOME SCIENCES, INC.
                           ---------------------------

               (Exact Name of Registrant as Specified in Charter)

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
                     DELAWARE                                0-022962                       22-3178468
  (State or Other Jurisdiction of Incorporation)     (Commission File Number)   (IRS Employer Identification No.)
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              9410 KEY WEST AVENUE, ROCKVILLE, MARYLAND 20850-3338
              ----------------------------------------------------
               (Address of Principal Executive Offices) (ZIP Code)

       Registrant's telephone number, including area code: (301) 309-8504
                                                           --------------

          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5.   OTHER EVENTS.

(a)       COMMENCEMENT OF TENDER OFFER FOR 5 1/2% CONVERTIBLE SUBORDINATED NOTES

          On December 13, 1999, Human Genome Sciences, Inc. (the "Company") announced that it is offering holders of its existing 5 1/2% Convertible Subordinated Notes Due 2006 (the "Existing Notes") an inducement to convert their Existing Notes prior to 5:00 p.m., New York City time, on Wednesday, January 12, 2000. Holders who tender their Existing Notes for conversion prior to that time will receive an additional $180 per $1,000 principal amount of Existing Notes tendered, payable in shares of the Company's common stock, par value $0.01 per share, based upon the average closing price of the common stock on the three trading days prior to January 12, 2000. This common stock is in addition to the 19.1571 shares issuable to holders of the Existing Notes for each $1,000 principal amount of Existing Notes converted under the terms of the Existing Notes. The Company will also make a cash payment for accrued interest from January 1, 2000 and any fractional shares. The Existing Notes were issued in June and July of 1999 and are convertible into the Company's common stock at a price of $52.20 per share.

          The exchange offer for the Existing Notes is being made for a limited time only, and will expire at 5:00 p.m., New York City time, on Wednesday, January 12, 2000, unless extended by the Company. Individuals who have questions or who wish to obtain information about the exchange offer may contact the information agent, Georgeson Shareholder Communications Inc., 17 State Street, New York, New York 10004, telephone number (800) 223-2064.

(b)       COMPLETION OF SALE OF 5% CONVERTIBLE SUBORDINATED NOTES

          On December 14, 1999, the Company completed the sale of its private offering of $150,000,000 aggregate principal amount of 5% Convertible Subordinated Notes Due 2006 (the "New Notes"). The Company will pay interest on the New Notes on June 15 and December 15 of each year, commencing on June 15, 2000. The New Notes will mature on December 15, 2006.

          The New Notes are convertible at any time prior to maturity into shares of the Company's common stock at a conversion price of $143.25 per share, which is equivalent to a conversion rate of 6.9808 shares per $1,000 principal amount of New Notes and is subject to adjustment under the terms of the New Notes. The New Notes are subordinated to all of the Company's existing and future senior indebtedness.

          The Company may redeem the New Notes on or after December 20, 2002. Prior to that date, the Company may redeem the New Notes if the price of its common stock has exceeded 150% of the conversion price for at least 20 of the 30 trading days prior to redemption and the Company makes an additional "make whole" payment on the redeemed New Notes. Holders may require the Company to repurchase the New Notes upon a Change in Control, except that this repurchase right does not apply to transactions in which at least 90% of the
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consideration consists of common stock and in certain other circumstances under the terms of the New Notes.

          The Company has agreed to file a shelf registration statement with respect to the New Notes pursuant to a Registration Rights Agreement dated as of December 14, 1999. In the event the Company fails to comply with its obligations under the Registration Rights Agreement, it will pay additional interest on the New Notes.

(c)       AMENDMENT OF CERTIFICATE OF INCORPORATION

          On December 16, 1999, the stockholders of the Company approved at a special meeting, and the Company filed with the Delaware Secretary of State, an amendment to the Company's Restated Certificate of Incorporation (Fifth) which increased the Company's authorized Common Stock from 50,000,000 to 250,000,000 shares, and increased the Company's authorized Preferred Stock from 1,000,000 to 20,000,000 shares.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

          (c)   Exhibits.

          3.1       Amendment to Restated Certificate of Incorporation.

          4.1 Indenture dated as of December 14, 1999 between Human Genome Sciences, Inc. and The Bank of New York, as trustee, including the form of 5% Convertible Subordinated Notes Due 2006 included in Article II thereof.

          4.2 Registration Rights Agreement dated as of December 14, 1999 between Human Genome Sciences, Inc. and the Initial Purchaser.


                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          HUMAN GENOME SCIENCES, INC.


Date:  December 16, 1999                  By:  /s/ Steven C. Mayer
                                               -------------------
                                               Steven C. Mayer
                                               Senior Vice President and Chief
                                                Financial Officer


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                                  EXHIBIT INDEX

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
Exhibit Number          Description
--------------          -----------
      3.1               Amendment to Restated Certificate of Incorporation.

      4.1 Indenture dated as of December 14, 1999 between Human Genome Sciences, Inc. and The Bank of New York, as trustee, including the form of 5% Convertible Subordinated Notes Due 2006 included in Article II thereof.

      4.2 Registration Rights Agreement dated as of December 14, 1999 between Human Genome Sciences, Inc. and the Initial Purchaser.
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